Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated March 20, 2008 relating to the financial statements of IPMonitor Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS, LICENSED PUBLIC ACCOUNTANTS

Ottawa, Canada

August 22, 2008